VISIONARY GROUP

Visionary Education Technology Holdings Group Inc.

PERSONAL AND CONFIDENTIAL

April 3, 2021

Katy Liu
2 Cortina Ct
Richmond Hill, ON L4B 3E8

Dear Ms. Liu,

Re: Employment Agreement for the Position of Chief Financial Officer & Human Resource

On behalf of the Visionary Technology Holdings Group Inc. (hereinafter referred to as "**Company**"), I am pleased to offer you a position of **Chief Financial Officer & Human Resource** with the terms listed in the Agreement in the Appendix "A" to this letter which incorporates the Appendix "B" as part of the Agreement.

We strongly recommend that you seek independent legal advice before accepting this offer of employment. If this offer is acceptable to you, please let me know by returning a copy of this letter to me by April 3, 2021.

If you have any questions regarding this offer, please do not hesitate to contact me. We look forward to having you join our team at a very exciting time.

Sincerely,

Fan Zhou

Executive Director

Visionary Education Technology Holding Group Inc.

Attachments:

Appendix A: TERMS AND CONDITIONS OF EMPLOYMENT

Appendix B: AGREEMENT OF CONFIDENTIAL INFORMATION AND PROPRIETARY PROPERTY

I have read, understand and accept this offer of employment with the Company and the attached Terms and Conditions of Employment and Agreement of Confidential Information and Proprietary Property.

By accepting this offer of employment, I acknowledge that I have been given sufficient opportunity to seek independent legal advice. I also acknowledge that I have either sought independent legal advice or have voluntarily waived the opportunity to seek independent legal advice. I hereby waive any claim regarding this offer of employment based on the ground of lack of independent legal advice.

IN WITNESS WHEREOF, the Undersigned has signed this offer of employment in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this 3rd day of April, 2021 at the City of Markham, Province of Ontario, Canada

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WITNESS	)	**Katy Liu**

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APPENDIX A
AGREEMENT OF EMPLOYMENT
(This "AGREEMENT")
TERMS AND CONDITIONS OF EMPLOYMENT

1. Your Duties and Obligations

Your primary duties are listed in Schedule "A" to this Agreement between you and Visionary Education Technology Holdings Group Inc. (hereinafter referred to as "**Company**"). The Company reserves the right to reasonably change the duties of your employment at its discretion.

As a condition of your employment, you agree that you will adhere to all Employer policies, rules, systems, and procedures, including, but not limited to the Company's Policies & Guidelines Manual. We reserve the right to reasonably change the provisions of any of these at any time. You also acknowledge that, as an employee of the Company, you will be bound by a duty of loyalty, obedience, and confidentiality.

2. Length and Extensions

Your employment starts on April 3, 2021. This position is a full-time position. You are required to work 37.5 hours per week.

You agree and understand that the first three months less a day of your employment shall constitute a probationary period, during which period the Company may terminate your employment without notice or pay in lieu of.

3. Salary and Benefits

Your compensation will be $61,368 CAD/month during the probationary period and $5,114 CAD/month thereafter, paid monthly. You will not receive any other employment benefits in your position, except for any benefits that are mandatory under the Ontario *Employment Standards Act, 2000.*

The Company is required by law to take necessary deductions from your wage, including, but not limited to, federal tax, provincial tax, Canadian Pension Plan ("CPP") contributions, and Employment Insurance ("EI") premiums. The Company will pay its statutory obligations of CPP contributions and EI premiums.

4. Vacation

You are entitled to vacations and vacation pays in accordance with the minimum standard as set out in Ontario *Employment Standards Act, 2000.*

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5. Termination

You hereby agree that the Company may terminate your employment without cause and fully fulfill any legal obligations to you for notice and/or payment in lieu of notice of termination by providing you a notice and/or payment in lieu of notice equal to the minimum standard as set out in the *Act*, plus one week's notice or payment in lieu of. Any benefits from the Company you are entitled to will continue during the same period. You agree that upon received of your entitlements under this clause, no further amounts shall be due and payable to you, whether under the *Act*, any other status, or at common law. When you are terminated without cause, in no circumstances will you receive less than your entitlement to notice, severance (if applicable), and benefits continuation (if any), pursuant to the minimal standard as set out in the *Act*.

By signing this agreement, you expressly and irrevocably agree to waive any entitlement to common law notice period or payment in lieu of.

6. Temporary Layoff

You hereby acknowledge and agree that the Company may temporarily lay-off you in accordance with section 56(2) of the Ontario *Employment Standards Act, 2000*. When you are temporarily laid-off, the Company may, in compliance with section 56(2) of the Ontario *Employment Standards Act, 2000*, recall you to return to work upon two (2) weeks' prior notice to you, and you are required to return to work on the date prescribed on the recall notice.

7. Resignation

In the event you resign from the Company before the end of this contract, you agree to provide two weeks' notice.

8. Other Restrictive Covenants

You hereby agree that following termination of your employment at the Company for any reason, you shall not hire, attempt to hire any current employees of the Company, or cause any current employees of the Company to be hired by any entity owned, controlled or related to you.

You hereby agree that following termination of your employment at the Company for any reason, you shall not solicit business from any current clients of the Company, or from any clients who have retained the Company in the 18-month period immediately preceding the date of the termination of your employment at the Company.

As an essential part of the consideration for the Company entering into an employment contract with you, you hereby agree to the terms of the agreement regarding confidential information and proprietary property as set out in Appendix "B" to the offer of employment (the "Confidentiality Agreement"). The offer of employment is only effectively accepted if you and the Company executed the Confidentiality Agreement in Appendix "B" to the offer of employment. You agree hat any violation of the Confidentiality Agreement during the terms of your employment will

immediately give the Company sufficient cause at law to terminate your employment.

9. Miscellaneous

a. Modification of the Agreement

Any amendment or modification of this Agreement or additional obligations assumed by either party in connection with this Agreement will only be legally binding and enforceable if evidenced in writing signed by each Party.

b. Entire Agreement

There is no representation, warranty, collateral agreement or conditions affecting this agreement except as expressly provided in this Agreement.

c. Choice of Law and Forum

You agree that any dispute arising out of this Agreement shall be resolved in a court of competent jurisprudence in Toronto, Ontario, under the laws of the province of Ontario and Canada.

d. Severability

In the event that any provision of this Agreement is held to be invalid or unenforceable, in part or in whole, such provision is severed from this Agreement and all other provisions will continue to be valid and enforceable.

e. Independent Legal Advice

You agree that you have been given sufficient opportunity to seek independent legal advice. If you accept this offer of employment without seeking independent legal advice, you hereby waive any claim regarding this offer of employment based on the ground of lack of independent legal advice.

f. Counterpart

This New Agreement may be executed and delivered (including by facsimile copy or by scanned copy attached to an email) in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same New Agreement.

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SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the Undersigned have signed this New Agreement in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this 30 day of April, 2021 at the City of ~~Markham~~ TORONTO, ~~Province~~ of Ontario, Canada

WITNESS

Katy Liu

WITNESS

Visionary Education Technolgy Holdings Group Inc.
Per: Fan Zhou
Executive Director

Initial

Schedule "A"

Duties and Responsibilities

Chief Financial Officer (CFO) is responsible for:

- **Providing strategic management of the accounting and finance functions**
- **Directing accounting policies, procedures and internal controls**
- **Recommending improvements to ensure the integrity of a company's financial information**
- **Managing or overseeing the relationship with independent auditors**
- **Collaborating with chief information officers on technology decisions**
- **Overseeing financial systems implementations and upgrades**
- **Managing relationships with investors and investment institutions**
- **Identifying and managing business risks and insurance requirements**
- **Hiring, training and retaining skilled accounting and finance staff**

Human Resource is responsible for:

- **Implement and administer employee policies and promote positive employee relations**
- **Manage and monitor performance-related issues and implement changes that could increase productivity**
- **Provide recruiting assistance and candidate screening and assessment**
- **Select the most qualified candidates and maintain relationships with employment agencies**
- **Work towards improving company policies and procedures**
- **Handle termination-related matters and prepare termination and severance letters**
- **Provide training and support to other team members of the human resources department**
- **Be well-versed in laws and regulations regarding hiring and firing**

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Appendix B

AGREEMENT OF CONFIDENTIAL INFORMATION AND PROPRIETARY PROPERTY

(this "Confidentiality Agreement")

In consideration of one (1) Canadian Dollar paid by the Company to you, the payment of which is hereby acknowledged and nevertheless non-essential to the validity and enforceability of this Agreement, as well as the mutual covenant contained in this Agreement and in the "Terms of Condition of Employment" contained in Appendix "A" to the offer of employment, the parties agree as follows:

1. Your employment with the Company as an employee will give you access to proprietary and confidential information belonging to the company, including but not limited to information relating to the customers, suppliers, and other related parties of the Company. Such proprietary and confidential information are collectively referred to in this agreement as "Confidential Information." Confidential information includes but is not limited to customer lists, contract, technical and /or financial information, databases, software, and know-how. All Confidential Information remains the confidential and proprietary information of the company during and after your employment with the Company.

2. You may, in the course of the Engagement conceive, develop or contribute to material or information related to the business of the Company, including, but not limited to, software, technical documentation, ideas, inventions (whether patentable or not), hardware, know-how, marketing plans, designs, techniques, documentation, and records, regardless of the form or media, if any, on which such is store (referred to in this Agreement collectively as " Proprietary Property"). The company shall exclusively own all Proprietary Property which you conceive, develop or contribute to in the course of the engagement and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property. For greater certainty, you hereby assign to the company any and all rights that you may have or obtain in or to the Proprietary Property. Material or information conceived, developed or contributed to by you outside work hours on the company's premises or through the use of the company's property and /or assets shall also be Proprietary Property and be governed by this agreement if such material or information relates to the business of the company. You shall keep full and accurate records accessible at all times to the company relating to all Proprietary Property and shall promptly disclose and deliver to the company all Proprietary Property.

3. You shall, both during and after the engagement, keep all Confidential Information and Proprietary Property confidential, and shall not use any of it except for the purpose of carrying out authorized activities on behalf of the company.

4. At the reasonable request and at the sole expense of the company, you shall do all

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reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the company's ownership of the Proprietary Property and all intellectual and industrial property rights and other rights embedded within, including, but not limited to, providing the Company with written assignments and any other documents required to enable the Company to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the company considers advisable anywhere in the world.

5. You hereby irrevocably and unconditionally waives all moral rights you may now or in the future have in any proprietary property.

6. You agree that you will, if requested from time to time by the company, execute such further reasonable agreements as to confidentiality and proprietary right as the company's customers or suppliers reasonably required to protect Confidential Information and/or Proprietary Property.

7. You agree that your sole and exclusive remedy for any breach of this Confidentiality Agreement will be limited to monetary damages. You hereby waive permanently any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

8. You acknowledge that the services provided by you to the Company are unique. You further agrees that irreparable harm will be suffered by the Company in the event of your breach or threatened breach of your obligations under this agreement, and that the Company will be entitled to seek, in addition to any other rights and remedies that it may have at law or equity, an interlocutory and permanent injunction restraining you from engaging in or continuing any such breach hereof. You agree that any claims asserted by you against the Company shall not constitute a defence in any action, application or motion for an interlocutory and permanent injunction brought by the Company against you.

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IN WITNESS WHEREOF, the Undersigned have signed this Confidentiality agreement in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this 3rd day of April, 2021 at the City of Markham, Province of Ontario, Canada

WITNESS	Katy Liu
WITNESS	Visionary Education Technology Holdings Group Inc. Per: Fan Zhou Executive Director

Initial

Visionary Education Technology Holdings Group Inc.

Confidentiality and Non-Competition Agreement

THIS AGREEMENT made as of April 3, 2021

BETWEEN:

Katy Liu
(the "Employee")

- and –

Visionary Education Technology Holdings Group Inc.
(the "Employer")

WHEREAS the Employer and the Employee have entered into or are about to enter into an employment relationship for their mutual benefit;

AND WHEREAS as a condition of entering into and/or continuing such employment relationship, the Employer has required that the Employee enter into this Agreement;

NOW THEREFORE IN CONSIDERATION OF the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

1. **Definition**. Whenever used in this Agreement the following words and phrases shall have the following respective meanings:

   (a) **Affiliate** means any entity a majority of whose voting shares or securities are owned or controlled directly or indirectly by the Employer or the shareholders of the Employer, or whose control is held by the Employer or the shareholders of the Employer.

   (b) **Confidential Information** means information in any form, not generally known to the public, disclosed to or acquired by the Employee directly or indirectly from the Employer or any clients, business partners or affiliates of the Employer during the term of the Employee's employment with the Employer, including, without limitation:

(i) information relating to the research, developments, systems, operations, clients and business activities of the Employer or its business partners or Affiliates;

(ii) information received from any clients, business partners or Affiliates of the Employer;

(iii) information specifically designated by the Employer as confidential;

(iv) information specifically designated by a client, business partner or Affiliate of the Employer as confidential; and

(v) information required to be maintained in confidence by the Employer pursuant to an agreement with a client, business partner, associate or other person;

(vi) information including but not limited to the following:

Invoices, orders, contracts, receipts, employee salaries and wages, bonuses, commissions, sign in forms, financial reports, financial statements, financial accounting period, bank documents, inventory statements, client records, client information, return lists, purchasing documents, purchasing channels, product brochures, product technologies, manufacturing information, price lists, meeting records, driving records, daily work assignments, company business procedures, warehouse layouts, all kinds of management system, company development strategy and planning, sales records, promotion products and media documents, litigation information, company organization structure, company shares, company directors and shareholders' personal information. All of the aforementioned information shall include their electronic copies, electronic recordings, videos, etc.

but shall not include any information which was known to the Employee prior to the date of the Employee's employment with the Employer or which was publicly disclosed otherwise than by breach of this Agreement.

2. **Confidentiality**. The Employee acknowledges that

(i) during his or her employment with the Employer, he or she will be disclosed or will acquire Confidential Information;

(ii) the Employer has and will continue to enter into agreements with clients and others whereby the Employer agrees to maintain the confidentiality of certain information;

(iii) disclosure of Confidential Information to others with be highly detrimental to both the interests of the Employer and its clients; and

(iv) Confidential Information is the property of the Employer and/or its clients, business partners of Affiliates, as the case may be.

Accordingly, the Employee agrees that:

(a) the Employee will not, at any time, on vacation, temporarily on leave, or upon resignation, disclose any Confidential Information to any other person not an employee of the Employer, nor will the Employee use Confidential Information for any purpose other than required by his or her employment; and

(b) the Employee will not, at any time, on vacation, temporarily on leave, or upon resignation, or in any way, take or reproduce, including, but not limited to: copy, backup, take notes, record, etc., Confidential Information unless required by his or her employment. The Employee will, upon ceasing to be employed by the Employer, or required from time to time by the Employer, return to the Employer all Confidential Information in his or her possession or under his or her control whether such Confidential Information belongs to the Employer or otherwise. Such Confidential Information shall include, but not limited to all the information contained in paragraph 1.(b) (vi).

The Employee will also return all property then in his or her possession or under his or her control which belongs to the Employer or its Affiliates, such as tools, samples and car keys, etc.

(c) The Employee shall abide by the professional code of conduct. The Employee shall not express any opinion or engage in any activities which are detrimental to the Employer's reputation and interest.

(d) The Employee hereby covenants and agrees that during his/her employment with the Employer, and for a period of two (2) years after the termination of the employment, the Employee will NOT directly or indirectly, either (without limitation) individually or in partnership or in conjunction with any person or persons, trust, firm, association, syndicate, company, corporation, as principal, agent, shareholder or in any other manner whatsoever carry on or be engaged in or be concerned with any business competitive to the business of the Employer.

(e) The Employee hereby covenants and agrees that if the Employee operates his/her own business after the aforementioned two (2) year period, the Employee shall not sell the same products or provide similar services as that of the Employer in his/her business.

(f) Subsection (d) and (e) above do not apply to the Employee who has already established his or her own business before becoming the Employee of the Company.

3. **Restrictions Reasonable**. The Employee acknowledges that all restrictions in this Agreement are reasonable in the circumstances and hereby waives all defenses to the enforcement thereof by the Employer. In the event that any
4. Provisions of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions shall be and remain in full force and effect and the Employee hereby confers upon such court the power to replace such void or invalid provisions with such other enforceable and valid provisions as shall be as near as may be to the original in form and effect.
5. **Irreparable Harm**. The Employee acknowledges that breach by it of the terms and conditions of this Agreement may cause irreparable harm to the Employer which may not be compensable by monetary damages. Accordingly, the Employee acknowledges that a breach by it of the terms and conditions of this Agreement shall be sufficient grounds for the granting of an injunction at the suit of the Employer by a court of competent jurisdiction. The Employer shall also have the right to seek remedies against the Employee for damages and costs as a result of the Employee's breaches of this Agreement.

Visionary Education Technology Holdings Group Inc.

6. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.
7. **Entire Agreement**. This Agreement is the entire agreement between the Employee and the Employer relating to the subject matter hereof and stands in the place of any previous agreement, whether oral or in writing. The Employee agrees that no amendment to this Agreement shall be binding upon the parties unless it is in writing and executed by both parties.
8. **Successors and Assigns**. This Agreement will ensure to the benefit of the successors and assigns of the Employer.
9. Both parties agree that the terms and conditions in the attached Schedule A in Chinese are already incorporated in this Agreement and the Schedule A is attached hereto for great certainty and easy understanding.
10. **THE EMPLOYEE ACKNOWLEDGES HAVING READ OVER THIS AGREEMENT AND UNDERSTANDS THE SAME AND AGREES TO BE BOUND BY ALL THE TERMS AND CONDITIONS THEREOF.**

WITNESS	)	Katy Liu
WITNESS	)	Visionary Education Technology Holdings Group Inc.
		Per: Fan Zhou
		Executive Director